                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                AMENDMENT NO. 1
                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported): MARCH 13, 2000
                                                      --------------------


                           HEALTHCARE.COM CORPORATION
------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          GEORGIA                                  0-27056                           58-2112366
-------------------------------                  ------------                   ----------------------
(State or other jurisdiction of                  (Commission                      (I.R.S. Employer
incorporation or organization)                   File Number)                   Identification Number)

 1850 PARKWAY PLACE, SUITE 1100, MARIETTA, GEORGIA              30067
------------------------------------------------------------------------------
    (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:   (770) 423-8450
                                                    --------------------------


                                   HIE, INC.
------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         On March 13, 2000, Healthcare.com Corporation (formerly HIE, Inc.) ("Healthcare.com") signed an agreement, effective as of February 25, 2000, to purchase certain service contracts and other assets of the Integrated Solutions Division ("ISD") of Thermo Information Solutions Inc. ("Thermo"). Healthcare.com hereby amends its Current Report on Form 8-K filed on March 28, 2000 with respect to the acquisition of certain service contracts and other assets of ISD to include the below-referenced financial statements and pro forma financial information.

Integrated Solutions Division of Thermo Information Solutions Inc.

         (A)      AUDITED FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         Independent Auditors' Report.....................................................   3
         Balance Sheet as of December 31, 1999............................................   4
         Statement of Operations for the year ended December 31, 1999.....................   5
         Statement of Divisional Equity for the year ended December 31, 1999..............   6
         Statement of Cash Flows for the year ended December 31, 1999.....................   7
         Notes to Financial Statements....................................................   8

         (B)      UNAUDITED PRO FORMA FINANCIAL DATA.

The following unaudited pro forma financial information relating to Healthcare.com and ISD is included herein:

         Unaudited Pro Forma Financial Data................................................   12

         Pro Forma Combined Condensed Balance Sheet as of December 31, 1999................   13

         Pro Forma Combined Condensed Statement of Operations for the year ended
         December 31, 1999.................................................................   14

         Notes to Unaudited Pro Forma Combined Condensed Financial Statements..............   15

         (C)      EXHIBITS.

         Exhibit
         Number        Description
         -------       -----------

         2.1           Asset Purchase Agreement dated March 13,
                       2000 between Thermo Information Solutions
                       Inc. and HIE, Inc. (In accordance with Item
                       601(b)(2) of Regulation S-K, the exhibits and schedules to the Asset Purchase
                       Agreement have not been included. The
                       Registrant agrees to furnish supplementally a copy of the omitted exhibits and schedules to the Commission upon request.)*

         2.2 Common Stock Purchase Warrant dated March 13, 2000 issued by HIE, Inc. to Thermo Information Solutions Inc.*

                       -------------
                       * Previously included in the Company's Current Report on
                         Form 8-k filed with the Commission on March 28, 2000.


                          INDEPENDENT AUDITORS' REPORT


Integrated Solutions Division of
    Thermo Information Solutions Inc.:


We have audited the accompanying balance sheet of Integrated Solutions Division of Thermo Information Solutions Inc. as of December 31, 1999, and the related statements of operations, divisional equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integrated Solutions Division of Thermo Information Solutions Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.




Atlanta, Georgia                                   /s/ KPMG LLP
April 21, 2000

                        INTEGRATED SOLUTIONS DIVISION OF
                       THERMO INFORMATION SOLUTIONS INC.

                                 Balance Sheet

                               December 31, 1999

                                     ASSETS
Current assets:
    Cash                                                           $     2,675
    Accounts receivable                                              5,390,133
    Earned revenue in excess of billings                                54,249
    Other current assets                                                57,778
                                                                   -----------
               Total current assets                                  5,504,835

Property and equipment, net                                             62,095
                                                                   -----------
                                                                   $ 5,566,930
                                                                   ===========
                       LIABILITIES AND DIVISIONAL EQUITY

Current liabilities:
    Trade accounts payable                                         $   373,500
    Accrued salaries, wages and benefits                               776,648
    Other accrued expenses                                             500,000
                                                                   -----------
               Total current liabilities                             1,650,148

                                                                   -----------
Divisional equity:
    Parent company investment                                        2,063,638
    Retained earnings                                                1,853,144
                                                                   -----------
               Total divisional equity                               3,916,782

Commitments and contingencies (note 3)
                                                                   -----------
                                                                   $ 5,566,930
                                                                   ===========

See accompanying notes to financial statements.

                        INTEGRATED SOLUTIONS DIVISION OF
                       THERMO INFORMATION SOLUTIONS INC.

                            Statement of Operations

                          Year ended December 31, 1999


Contract and service revenues                                $  17,182,679

Cost of contract and service revenues                           12,691,324
                                                             -------------
               Gross profit                                      4,491,355

Operating expenses:
    Selling and marketing                                          818,062
    General and administrative                                   3,256,992
                                                             -------------
               Net income-historical                               416,301

Pro forma income tax expense                                       168,304
                                                             -------------
               Pro forma net income                          $     247,997
                                                             =============

See accompanying notes to financial statements.

                        INTEGRATED SOLUTIONS DIVISION OF
                       THERMO INFORMATION SOLUTIONS INC.

                         Statement of Divisional Equity

                          Year ended December 31, 1999

                                                         PARENT                                  TOTAL
                                                         COMPANY             RETAINED          DIVISIONAL
                                                       INVESTMENT            EARNINGS            EQUITY
                                                       -----------           ---------         ----------
Balance at December 31, 1998                           $ 2,266,321           1,436,843          3,703,164
Decrease in Parent company investment                     (202,683)                 --           (202,683)
Net income                                                      --             416,301            416,301
                                                       -----------           ---------          ---------
Balance at December 31, 1999                           $ 2,063,638           1,853,144          3,916,782
                                                       ===========           =========          =========

See accompanying notes to financial statements.

                        INTEGRATED SOLUTIONS DIVISION OF
                       THERMO INFORMATION SOLUTIONS INC.

                            Statement of Cash Flows

                          Year ended December 31, 1999

Cash flows from operating activities:
    Net income                                                          $   416,301
    Adjustments to reconcile net income to net
       cash provided by operating activities:
          Depreciation and amortization                                      75,395
          Changes in operating assets and liabilities:
            Accounts receivable                                          (1,094,250)
            Earned revenue in excess of billings                            (54,249)
            Other current assets                                            (17,784)
            Trade accounts payable                                          209,630
            Accrued salaries, wages, and benefits                           168,245
            Other accrued expenses                                          500,000
                                                                        -----------
                   Net cash provided by operating activities                203,288

Cash flows from financing activities - decrease in parent
    company investment                                                     (202,683)
                                                                        -----------
                   Net increase in cash                                         605

Cash at beginning of year                                                     2,070
                                                                        -----------
Cash at end of year                                                     $     2,675
                                                                        ===========

See accompanying notes to financial statements.

                        INTEGRATED SOLUTIONS DIVISION OF
                       THERMO INFORMATION SOLUTIONS INC.

                         Notes to Financial Statements

                               December 31, 1999


(1)    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (A)    DESCRIPTION OF BUSINESS

              The Integrated Solutions Division (the "Company") of Thermo Information Solutions Inc. ("TIS" or "Parent") designs, implements, and manages information technology solutions. The Company integrates information and telecommunication products to create information solutions for its customers. Effective February 25, 2000, certain assets and liabilities of the Company were acquired by Healthcare.com Corporation (see note 7).

       (B)    BASIS OF FINANCIAL STATEMENT PRESENTATION

              The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and income and expenses for the year. Actual results could differ from those estimates.

       (C)    RELATIONSHIP WITH THERMO INFORMATION SOLUTIONS INC.

              The Company operated as a division of TIS, a Delaware corporation and a 79% owned subsidiary of Thermo Coleman Corporation ("Coleman"), until being acquired by Healthcare.com Corporation (formerly HIE, Inc.) ("Healthcare.com"). The accompanying financial statements include the assets, liabilities, revenues and expenses of the Company as included in TIS's consolidated financial statements.

       (D)    REVENUE RECOGNITION

              Revenues and profits on all long-term contracts are recognized using the percentage-of-completion method. The percentage of completion is determined by relating the actual costs incurred to date to management's estimate of total costs to be incurred on each contract. Contract provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. There are no significant amounts included in the accompanying balance sheet that are not expected to be recovered from existing contracts at current contract values, or that are not expected to be collected within one year. Service revenues are recognized as the services are performed. Minimal product revenues are recognized upon shipment of the products.

                        INTEGRATED SOLUTIONS DIVISION OF
                       THERMO INFORMATION SOLUTIONS INC.

                         Notes to Financial Statements

                               December 31, 1999


       (E)    PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is calculated on the straight-line method over the estimated useful lives of the assets as follows:

                    Computer equipment                                                    3 years
                    Furniture and fixtures                                                7 years
                    Leasehold improvements                                                7 years

       (F) IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF

              The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

       (G)    INCOME TAXES

              Since the Company is a division of TIS, the Company's results of operations are included in TIS's consolidated income tax returns. A provision for pro forma income tax expense has been presented which represents income taxes which would have been provided had the Company operated as a separate taxable entity.

       (H)    COMPREHENSIVE INCOME

              No statement of comprehensive income has been included in the accompanying financial statements for the year ended December 31, 1999 since the Company does not have any "other comprehensive income" to report.

                        INTEGRATED SOLUTIONS DIVISION OF
                       THERMO INFORMATION SOLUTIONS INC.

                         Notes to Financial Statements

                               December 31, 1999


(2)    PROPERTY AND EQUIPMENT

       Property and equipment consists of the following at December 31, 1999:

              Computer equipment                                    $ 244,704
              Furniture and fixtures                                   84,560
              Leasehold improvements                                   11,711
                                                                     --------
                                                                      340,975
              Less accumulated depreciation and amortization          278,880
                                                                     --------

                       Property and equipment, net                  $  62,095
                                                                     ========

(3)    COMMITMENTS AND CONTINGENCIES

       (A)    LEASES

              The Company has several noncancelable operating leases, primarily for the building occupied in Charleston, South Carolina. Rental expense for all operating leases during 1999 was $147,003. Future minimum lease payments under noncancelable operating leases as of December 31, 1999 are as follows:

                     YEAR ENDING DECEMBER 31,
                     ------------------------

                       2000                                    $         213,159
                       2001                                              162,448
                       2002                                              117,588
                                                               -----------------

                                                               $         493,195
                                                               =================

       (B)    CONTRACTUAL COMMITMENTS

              The Company enters into contractual commitments to deliver products and services in the ordinary course of business. The Company believes that all such contractual commitments will be met or renegotiated such that no material adverse financial impact on the Company's financial position, results of operations, or liquidity will result from the Company's failure to meet these commitments.

                        INTEGRATED SOLUTIONS DIVISION OF
                       THERMO INFORMATION SOLUTIONS INC.

                         Notes to Financial Statements

                               December 31, 1999


       (C)    CONTINGENCIES

              The Company is involved in legal proceedings and litigation arising in the ordinary course of business. In the opinion of management, the resolution of such proceedings and litigation will not have a material adverse effect on the Company's financial condition or results of operations.

(4)    BENEFIT PLANS

       Substantially all of the Company's full-time employees are eligible to participate in the Coleman Money Purchase Plan and the Coleman 401(k) Employee Stock Ownership Plan (the "Plans"). TIS contributes 5% of eligible employee's gross wages to the Money Purchase Plan. Contributions to the 401(k) Employee Stock Ownership Plan are made by both the employee and TIS. TIS may contribute an amount determined by the Board, in cash or in TIS common stock. TIS contributions are divided evenly among eligible participants based on individual compensation. The Company's contribution expense to the Plans was $243,294 for the year ended December 31, 1999.

(5)    RELATED PARTY TRANSACTION

       TIS and Coleman have a corporate service agreement under which Coleman's corporate staff provides certain administrative services, including payroll, human resources and benefit administration, information systems and executive management services, for which the Company pays Coleman an annual fee. The annual fee is based on revenues, payroll and average net fixed assets during the year. The annual fee is reviewed and adjusted annually by mutual agreement of the parties. For these services, the Company was charged $177,207 in 1999.


(6)    MAJOR CUSTOMER

       For the year ended December 31, 1999, one major customer accounted for approximately 86% of total revenue.

(7)    SUBSEQUENT EVENT

       Effective February 25, 2000, certain assets and liabilities of the Company were acquired by Healthcare.com of Marietta, Georgia, for 1,307,345 shares of Healthcare.com common stock and a warrant to purchase an additional 261,469 shares of Healthcare.com common stock.

                       UNAUDITED PRO FORMA FINANCIAL DATA


       The unaudited pro forma combined condensed balance sheet set forth below as of December 31, 1999 gives effect to Healthcare.com Corporation's (the "Company" or "Healthcare.com") acquisition of the Integrated Solutions Division ("ISD") of Thermo Information Solutions Inc. ("Thermo") as if it had occurred on December 31, 1999. The unaudited pro forma combined condensed statement of operations set forth below for the year ended December 31, 1999 gives effect to the Company's acquisition of ISD as if it had occurred on January 1, 1999. The pro forma financial data should be read in conjunction with the historical consolidated financial statements and notes of the Company included in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission (the "Commission") on March 30, 2000 and the historical financial statements and notes of ISD included in this report on Form 8-K/A. The pro forma combined results are not necessarily indicative of the results that would have been achieved had the acquisition of ISD occurred on January 1, 1999 or of future operations.

HEALTHCARE.COM CORPORATION AND SUBSIDIARY
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
(IN THOUSANDS)





                                                                              DECEMBER 31, 1999
                                                     ------------------------------------------------------------------
                                                              HISTORICAL
                                                     ----------------------------
                                                                                          PRO FORMA         PRO FORMA
                                                     HEALTHCARE.COM          ISD         ADJUSTMENTS       CONSOLIDATED
                                                     --------------        ------        -----------       ------------
ASSETS
Current assets:

  Cash and cash equivalents                             $  5,609           $    3          $   997     (1)   $  6,609
  Trade accounts receivable, net                           6,662            5,390           (5,390)    (2)      6,662
  Other current assets                                     1,421              112              (84)    (2)      1,449
                                                        --------           ------          -------           --------
    Total current assets                                  13,692            5,505           (4,477)            14,720

Purchased software, net                                    1,266               --               --              1,266
Capitalized software development costs, net                2,425               --               --              2,425
Property and equipment, net                                2,908               62               (8)    (2)      2,962
Goodwill, net                                              6,887               --            5,626     (3)     12,513
Other assets                                                  89               --               --                 89
                                                        --------           ------          -------           --------
    Total assets                                        $ 27,267           $5,567          $ 1,141           $ 33,975
                                                        ========           ======          =======           ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt                $  6,363           $   --          $    --           $  6,363
  Accounts payable                                         1,211              373             (373)    (4)      1,211
  Accrued liabilities                                      1,773            1,277             (575)    (5)      2,475
  Deferred revenue                                         4,583               --               --              4,583
                                                        --------           ------          -------           --------
    Total current liabilities                             13,930            1,650             (948)            14,632

Long-term debt                                               254               --               --                254
                                                        --------           ------          -------           --------

    Total liabilities                                     14,184            1,650             (948)            14,886
                                                        --------           ------          -------           --------

Series B Preferred Stock                                     348               --               --                348

Shareholders' equity:
  Common stock                                               256               --               13     (6)        269
  Parent company investment                                   --            2,064           (2,064)    (7)         --
  Additional paid-in capital                              42,236               --            5,993     (6)     48,229
  (Accumulated deficit) retained earnings                (29,757)           1,853           (1,853)    (7)    (29,757)
                                                        --------           ------          -------           --------
    Total shareholders' equity                            12,735            3,917            2,089             18,741
                                                        --------           ------          -------           --------
    Total liabilities and shareholders' equity          $ 27,267           $5,567          $ 1,141           $ 33,975
                                                        ========           ======          =======           ========



See accompanying Notes to Pro Forma Combined Condensed Financial Statements.

HEALTHCARE.COM CORPORATION AND SUBSIDIARY
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                         YEAR ENDED DECEMBER 31, 1999
                                                    -------------------------------------------------------------------
                                                               HISTORICAL
                                                    ------------------------------
                                                                                            PRO FORMA        PRO FORMA
                                                    HEALTHCARE.COM          ISD            ADJUSTMENTS     CONSOLIDATED
                                                    --------------        --------         -----------     ------------

Revenue:
  Software                                             $  6,982           $     --           $    --         $  6,982
  Services and other                                     18,333             17,182                --           35,515
                                                       --------           --------           -------         --------
    Total revenue                                        25,315             17,182                --           42,497

Cost of revenue:
  Software                                                1,343                 --                --            1,343
  Services and other                                     10,193             12,691                --           22,884
                                                       --------           --------           -------         --------
    Total cost of revenue                                11,536             12,691                --           24,227
                                                       --------           --------           -------         --------

Gross profit                                             13,779              4,491                --           18,270

Operating expenses:
  Sales and marketing                                     6,969                818                --            7,787
  Research and development                                4,047                 --                --            4,047
  General and administrative                             10,740              3,257               563  (8)      14,560
                                                       --------           --------           -------         --------
Operating earnings (loss)                                (7,977)               416              (563)          (8,124)

Interest expense, net                                      (496)                --                --             (496)
Income taxes                                                 --                 --                --               --
                                                       --------           --------           -------         --------

Net earnings (loss)                                      (8,473)               416              (563)          (8,620)

Accretion of Series B Preferred Stock                       (17)                --                --              (17)
Series B Preferred Stock dividend requirement               (14)                --                --              (14)
                                                       --------           --------           -------         --------

Net income (loss) attributable to
   common shareholders                                 $ (8,504)          $    416           $  (563)        $ (8,651)
                                                       ========           ========           =======         ========

Loss per common share - basic and diluted              $  (0.34)                                             $  (0.32)
                                                       ========                                              ========
Weighted average number of common shares
used in calculating loss per common share -
basic and diluted                                        25,347                                1,307  (9)      26,654
                                                       ========                              =======         ========


See accompanying Notes to Pro Forma Combined Condensed Financial Statements.

                   HEALTHCARE.COM CORPORATION AND SUBSIDIARY

           Notes to Pro Forma Combined Condensed Financial Statements

                               December 31, 1999

                    (in thousands, except per share amounts)


         On March 13, 2000, Healthcare.com Corporation (the "Company" or "Healthcare.com") signed an agreement, effective as of February 25, 2000, to purchase certain service contracts and other assets and liabilities of ISD. ISD, based in Charleston, South Carolina, designs, implements and manages information technology solutions. The purchase price consisted of 1,307 shares of the Company's common stock and a warrant to purchase an additional 261 shares of the Company's common stock at any time on or before March 13, 2004 at an exercise price of $4.207 per share. On the closing date, the fair value of the common stock issued was $5,500, determined by calculating the average closing price of the common stock several days before and after the closing date and applying a discount related to certain restrictions on the common stock. The discount applied to the calculated value of common stock issued in this transaction is supported by an independent valuation. The value of the warrant was $506 on the closing date, determined using the Black-Scholes option-pricing model. Thermo has a one-time right, exercisable at any time on or before September 14, 2000, subject to certain limitations, to receive additional shares of Healthcare.com common stock in the event that the average trading price of Healthcare.com common stock during the 10-day trading period prior to its election is below $4.207 per share. As part of the transaction, the Company received $1,000 in cash for working capital purposes from Thermo. The acquisition was accounted for using the purchase method of accounting with the results of operations of the business acquired included in the Company's results of operations from the effective date of the acquisition. The acquisition resulted in acquired net assets of approximately $500 and excess of cost over net assets acquired of approximately $5,626.

         The unaudited pro forma financial data have been prepared using the purchase method of accounting, whereby the total cost of the acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the acquisition. For purposes of the unaudited pro forma financial data, such allocations have been made based upon currently available information and management's estimates. The historical financial statements are derived from the audited financial statements of the Company and ISD for the year ended December 31, 1999.

         The unaudited pro forma financial data do not purport to represent what the results of operations of the Company would actually have been if the acquisitions had occurred on such dates or to project the results of operations of the Company for any future date or period. The unaudited pro forma financial data should be read together with the Financial Statements and Notes thereto of the Company and ISD. The unaudited pro forma financial data reflect the following adjustments:


(1)      Reflects net cash obtained in the acquisition of ISD.

(2)      Reflects assets not purchased by Healthcare.com.

(3) Reflects goodwill recorded as a result of the allocation of the ISD purchase price.

                   HEALTHCARE.COM CORPORATION AND SUBSIDIARY

           Notes to Pro Forma Combined Condensed Financial Statements

                               December 31, 1999

                    (in thousands, except per share amounts)


(4)      Reflects liabilities that were not assumed by Healthcare.com.

(5) Reflects $120 of accrued direct acquisition costs recorded as a result of the allocation of the ISD purchase price and $695 of accrued liabilities not assumed by Healthcare.com in the transaction.

(6) Reflects the value of the Company's common stock and the warrant issued in connection with the acquisition of ISD.

(7)      Reflects the elimination of the historical equity accounts of ISD.

(8) Reflects the additional amortization of goodwill recorded as a result of the allocation of the ISD purchase price.

(9) Reflects the increased shares of common stock outstanding resulting from the acquisition of ISD.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.



                             Healthcare.com Corporation

May 15, 2000                 By: /s/ Joseph A. Blankenship
                                ------------------------------------------------
                                Joseph A. Blankenship
                                Senior Vice President - Chief Financial Officer, Treasurer and Secretary (duly authorized officer and principal accounting officer)

EXHIBIT INDEX

                  Exhibit
                  Number            Description
                  -------           -----------

                  2.1 Asset Purchase Agreement dated March 13, 2000 between Thermo Information Solutions Inc.
                                    and HIE, Inc.*

                  2.2               Common Stock Purchase Warrant dated March 13, 2000
                                    issued by HIE, Inc. to Thermo Information
                                    Solutions Inc. *


                  * Previously filed as exhibits to the Company's Current Report on Form 8-K filed with the Commission on March 28, 2000.


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